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                                                                     EXHIBIT 4.1
                            WOODS EQUIPMENT COMPANY

                            STOCKHOLDERS AGREEMENT
                            ----------------------



          THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of August 7, 1998, by and among Woods Equipment Company, a Delaware corporation (the "Company"), Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership (the "Investor"), Code, Hennessy & Simmons L.L.C., a Delaware limited liability company, as trustee on behalf of certain parties pursuant to that certain Trust Agreement dated as of August 7, 1998 ("CHS") and each of the Persons listed on Schedule I and Schedule II attached hereto (collectively, the
                  ----------     -----------
"Executives"). The Investor, CHS and the Executives are collectively referred to as the "Stockholders" and individually as a "Stockholder." Certain capitalized terms used herein are defined in Section 10 hereof.

          WHEREAS, the Investor shall purchase shares of the Company's Common Stock and Preferred Stock pursuant to a Recapitalization Agreement by and among the Investor, certain of the Executives, the Company and certain others, dated as of July 28, 1998 (the "Recapitalization Agreement"). Pursuant to the Recapitalization Agreement, the Company will undergo a recapitalization which will result in, among other things, the Investor holding the Company's Common Stock and Preferred Stock, CHS holding the Warrant and the Executives party thereto holding the Company's Common Stock and Preferred Stock. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Recapitalization Agreement.

          WHEREAS, (i) the Company, Code, Hennessy & Simmons Limited Partnership ("CHSLP"), Dennis Countryman, Michael Dawson, Robert Hickman, Leslie Jones, Carol Long, Pamela Russell, Frederick Scharer, Jr., and Bo Vanman are parties to a Management Stockholders Agreement dated as of February 26, 1993, as amended by Amendment No. 1 to Management Stockholders Agreement dated as of August 31, 1993, and (ii) the Company, CHSLP and Thomas Laird are parties to a Second Management Stockholders Agreement dated as of May 20, 1993, as amended by Amendment No. 1 to Second Management Stockholders Agreement dated as of August 31, 1993 and as further amended by Amendment No. 2 to Second Management Stockholders Agreement dated as of April 28, 1994 (the stockholders agreements referred to in clauses (i) and (ii) are collectively the "Executive Stockholders Agreements").

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) defining the manner and terms by which the Stockholder Shares may be transferred, (ii) providing piggyback registration rights and (iii) terminating all prior stockholder agreements or arrangements relating to the Company to which any Stockholder is a party.
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          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Representations and Warranties.  Each Stockholder represents and
               ------------------------------
warrants that (i) such Stockholder is the record and beneficial owner of the number of Stockholder Shares set forth under its name on its signature page to this Agreement (in the case of CHS, that it is the record owner of the Warrant), free and clear of any liens, claims or encumbrances, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. During the term of this Agreement, no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          2.   Restrictions on Transfer of Stockholder Shares by Executive
               -----------------------------------------------------------
Stockholders.
------------

          (a)  Retention of Stockholder Shares. The Executive Stockholders shall
               -------------------------------
not sell, transfer, assign, pledge or otherwise dispose of ("Transfer") any interest in any Stockholder Shares, except for:

               (i)   Transfers pursuant to a Qualified Public Offering;
               (ii Transfers pursuant to Sections 2(b) [Repurchase Rights], 4 [Drag-Along Rights] and 5 [Tag-Along Rights] hereof;
               (iii) Transfers pursuant to Section 6 [Piggyback Registration
                     Rights];
               (iv)  Transfers made with the prior written consent of the Board;
               (v)   Transfers to Permitted Transferees pursuant to Section
                     2(c) below; and
               (vi) Transfers pursuant to Section 3 [First Offer Right for Stockholder Shares].

Such Transfers described in clauses (i) through (v) above are referred to herein as "Exempt Transfers."

          (b)  Repurchase Right.
               ----------------

               (i) In the event Executive Stockholder ceases to be employed for any reason by the Company and its Subsidiaries (the "Termination"), the Stockholder Shares (whether held by Executive Stockholder or one or more of Executive Stockholder's transferees) shall be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this
Section 2(b) (the "Repurchase Option").

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               (ii)   If the Executive Stockholder's employment is terminated by the Company without Cause or if the Executive Stockholder voluntarily leaves the Company for any reason (including, but not limited to, disability or resignation), the purchase price for each Stockholder Share pursuant to the Repurchase Option shall be the Fair Market Value for such share.

               (iii) If the Executive Stockholder's employment is terminated by the Company with Cause, then the purchase price for each Stockholder Share pursuant to the Repurchase Option shall be the lower of (a) the Fair Market Value for such share and (b) the Original Cost for such share.

               (iv) The Board may elect to purchase all or any portion of the Stockholder Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Stockholder Shares within 90 days after the Termination. The Repurchase Notice shall set forth the number of Stockholder Shares to be acquired from each holder of Stockholder Shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Stockholder Shares held by Executive Stockholder at the time of delivery of the Repurchase Notice. If the number of shares of Stockholder Shares then held by Executive Stockholder is less than the total number of shares of Stockholder Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the permitted transferee(s) of such Stockholder Shares under this Agreement, pro rata according to the number of shares of Stockholder Shares held by such transferee(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).

               (v) If for any reason the Company does not elect to purchase all of the Stockholder Shares pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Stockholder Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 90 days after the date of Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Stockholder Shares as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Stockholder Shares, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. Notwithstanding anything to the contrary herein, the Repurchase Option shall only apply if the Company and/or the Investor have elected to purchase all of the Stockholder Shares of the
                                      ---
Executive Stockholder whose employment has been terminated.

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          (vi)  The closing of the purchase of the Stockholder Shares pursuant to the Repurchase Option (the "Repurchase Closing") shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 15 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor shall pay for the Stockholder Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any debts owed by Executive Stockholder to the Company. The purchasers of Stockholder Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

          (vii) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Stockholder Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions in the Delaware General Corporation Law prohibit the repurchase of Stockholder Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 2(b) shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (viii) If within 90 days after a Repurchase Closing in connection with a repurchase by the Company and/or the Investor of Stockholder Shares from an Executive Stockholder pursuant to Section 2(b)(ii), the Company executes an agreement for a Sale of the Company, the Company shall promptly notify such Executive Stockholder and the Investor of such sale (which notice shall describe the price and other principal terms and conditions of the proposed Sale of the Company). Such Executive Stockholder shall have the right to give notice to the Company and the Investor within 15 days of receipt of the Company's notice of such sale (or such lesser number of days as shall expire three (3) business days prior to the closing of the proposed Sale of the Company), of an irrevocable election to rescind (effective upon and only upon the closing of such Sale of the Company) the repurchase by the Company and/or the Investor, as applicable, of all of such Executive's Stockholder Shares pursuant to Section 2(b)(ii) and to instead participate in such Sale of the Company. In such event, the Executive Stockholder, if requested by the Company and/or the Investor, as applicable, shall deposit in an escrow to be established by the parties, the proceeds received by the Executive Stockholder in connection with the sale of his or her Stockholder Shares to the Company and/or the Investor, as applicable, pursuant to Section 2(b)(ii), which escrow shall provide that such proceeds (together with any interest thereon) shall be forthwith paid to the Company and/or the Investor, as applicable, in the event such Sale of the Company is consummated, and that such proceeds (together with any interest thereon) shall be paid to the Executive Stockholder in the event such Sale of the Company is not consummated.

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          (c)  Certain Permitted Transfers.  The restrictions contained in this
               ---------------------------
Section 2 will not apply with respect to Transfers of Stockholder Shares (i) pursuant to applicable laws of descent and distribution or (ii) among such Executive Stockholder's family group (transferees pursuant to clauses (i) and (ii), are herein collectively "Permitted Transferees"); provided that such restrictions will continue to be applicable to the Stockholder Shares after any such Transfer and the Permitted Transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement (with the Permitted Transferees being treated as "Stockholders" for all purposes of this Agreement). An Executive Stockholder's "family group" means such Executive Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Executive Stockholder and/or such Executive Stockholder's spouse and/or descendants.

          (d)  Termination of Restrictions.  The restrictions on the Transfer of
               ---------------------------
Stockholder Shares set forth in this Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of a Qualified Public Offering, (iii) the consummation of a Sale of the Company, or (iv) the seventh anniversary of the date hereof.

          3.   First Offer Right for Stockholder Shares.
               ----------------------------------------

          (a) At least 30 days prior to making any Transfer (or, in the case of an Executive Stockholder, prior to making any non-Exempt Transfer) of any Stockholder Shares (other than a Public Sale), the transferring holder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and the Investor. The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known).

          (b) First, the Company may elect to purchase any or all of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Investor as soon as practical but in any event within 20 days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such 20-day period, the Investor may elect to purchase the Stockholder Shares specified in the Offer Notice not elected to be purchased by the Company (the "First Offer Available Shares") at the price and on the terms specified in such notice by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 30 days after delivery of the Offer Notice.

          (c) If the Company and/or the Investor have elected to purchase the Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical (but in any case, within 15 days) after the delivery of the election notice(s) to the Transferring Stockholder.

          (d) To the extent that the Company and the Investor have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within the 60-day

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period immediately following the date on which the Offer Notice has been given to the Company and the Investor and subject to the provisions of subparagraph
(e) below, transfer such Stockholder Shares to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Investor in the Offer Notice.

          (e) Any Stockholder Shares not transferred within such 60-day period shall be reoffered to the Company and the Investor under this Section 3 prior to any subsequent Transfer (and, in the case of an Executive Stockholder, prior to any subsequent non-Exempt Transfer). The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

          (f)  With respect to each Stockholder Share, the provisions of this
Section 3 shall terminate immediately prior to the earlier of (i) the closing of any Qualified Public Offering, (ii) upon consummation of a Sale of the Company,
(iii) the seventh anniversary of the date hereof or (iv) the date on which such Stockholder Share has been transferred in a Public Sale.

          (g) Notwithstanding anything herein to the contrary, this Section 3 shall not apply to any Transfers by (i) CHS of Stockholder Shares received by it upon exercise of the Warrant, to the original beneficiaries of the Trust and such beneficiaries' successors (the "Beneficiaries") or (ii) an entity among such entity's respective Affiliates; provided that such restrictions will
                                     --------
continue to be applicable to the Stockholder Shares after any such Transfer and such permitted transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement (with such permitted transferees being treated as "Stockholders" for all purposes of this Agreement).

          4.   Drag-Along Rights.
               -----------------

          (a) If the Board and the Investor approves of a Sale of the Company (the "Approved Sale"), each holder of Stockholder Shares will consent to and
      -------------
raise no objections against the Approved Sale of the Company or the process pursuant to which the Approved Sale was arranged and waive any dissenter's rights, appraisal rights and other similar rights; provided that such waivers
                                                   --------
will be effective only if all of the holders of Common Stock receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders be given the same option. Such holder will take all necessary and desirable actions as directed by the Board and the holders of a majority of the Common Stock then outstanding in connection with the consummation of any Approved Sale of the Company, including the execution and delivery of all documents and instruments as the Company may reasonably request to effect the Approved Sale and voting all shares of capital stock held by them in favor of the Approved Sale; provided, however, that no holder shall be
                               --------  -------
required to incur indemnification obligations in excess of the net proceeds received by such holder in such Approved Sale.

          (b) In connection with an Approved Sale, the Investor may require each holder of Stockholder Shares to sell, or cause to be sold, the same proportionate number of Stockholder Shares owned by each such holder as are proposed to be sold or transferred by Investor for the same consideration per share and otherwise on the same terms and conditions obtained by Investor in the Approved Sale. On the closing date of the sale of such Stockholder Shares under this Section 4, the consideration then due such holder of Stockholder Shares shall be paid to such holder against delivery of a certificate or certificates, as the case may be, representing the Stockholder Shares sold by such holder duly endorsed for transfer.

          (c) Each holder of Stockholder Shares will bear such holder's pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Stockholder Shares on such holder's own behalf will not be considered costs of the transaction hereunder.

          (d) The provisions of this Section 4 shall terminate immediately prior to the closing of any Qualified Public Offering or, if earlier, upon consummation of a Sale of the Company.

          5.   Tag-Along Rights.
               ----------------

          (a) At least 30 days prior to any Transfer of Stockholder Shares which would result in a Sale of the Company, the Stockholders making such Transfer (the "Selling Stockholders") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s), the number (by class) of shares to be transferred and the terms and conditions of the Transfer (including the proposed price at which such shares are to be transferred). The Other Stockholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice of such election to the Selling Stockholders within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each Person who is a Selling Stockholder or Other Stockholder participating in such sale shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares (based on each class of stock) equal to the product of (i) the quotient determined by dividing the percentage of such class of Stockholder Shares owned by such Person by the aggregate percentage of such class of Stockholder Shares owned by the Selling Stockholders and the Other Stockholders participating in such sale and (ii) the number of such class of Stockholder Shares to be sold in the contemplated Transfer.

     For example (by way of illustration only), if the Sale Notice contemplated
     -----------------------------------------
     a sale of 100 shares of Common Stock by the Selling Stockholder, and if the Selling Stockholder at such time owns 60% of all Common Stock and if one Other Stockholder elects to participate and owns 20% of all Common Stock, the Selling Stockholder would be entitled to sell 75 shares of Common Stock (60% / 80% x 100 shares) and the Other Stockholder would be entitled to sell 25 shares of Common Stock (20% / 80% x 100 shares).

          (b) Each Selling Stockholder shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Selling Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Stockholders. Each Stockholder transferring Stockholder Shares pursuant to this
Section 5 shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Selling Stockholders agree to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares; provided that no holder shall be obligated in
                                 --------
connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

          (c) The provisions of this Section 5 shall terminate immediately prior to the closing of any Qualified Public Offering or, if earlier, upon consummation of a Sale of the Company.

          6.   Piggyback Registration Rights.
               -----------------------------

          (a) Whenever the Company proposes to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or successor forms thereto) and the registration form to be used may be used for the registration of the Stockholder Shares of any Stockholder (such Stockholder Shares, other than Preferred Stock, the "Registrable Securities"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the provisions of this
Section 6, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 30 days after the receipt of the Company's notice (a "Piggyback Registration").

          (b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that in its opinion the number of shares requested to be included in such registration exceeds the number of shares which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any securities requested to be included in such registration by stockholders exercising their contractual piggyback registration rights granted by the Company in connection with financing arrangements, (iii) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of Stockholder Shares based on the percentage of the outstanding Registrable Securities held by each such holder, and (iv) fourth, the other securities requested to be included in such registration by stockholders exercising contractual piggyback registration rights (if any).

          (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriter advises the Company that in its opinion the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders initiating the registration, (ii) second, any securities requested to be included in such registration by stockholders exercising their contractual piggyback registration rights granted by the Company in connection with financing arrangements, (iii) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities based on the aggregate percentage of outstanding Registrable Securities held by each such holder and
(iv) fourth, the other securities requested to be included in such registration by stockholders exercising contractual piggyback registration rights (if any).

          (d) The Company shall bear the costs of (i) Piggyback Registrations pursuant to this Section 6 and (ii) each proposed registration which is initiated as a Piggyback Registration, in each case excluding any underwriting discounts or commissions, transfer taxes on the sale of Registrable Securities or the fees and expenses of any counsel retained by the selling Stockholders. The Company shall, and as a condition to the inclusion of Registrable Securities of any holder in any registration, such holder shall, execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions and provisions obligating the selling Stockholders to supply customary information for inclusion in the registration statement. Notwithstanding the foregoing, (i) no holder of Registrable Securities shall be required to incur indemnification obligations in excess of the net proceeds received by such holder pursuant to such registration or that relate to information not supplied by such holder for inclusion in the registration statement, and (ii) the Company shall indemnify each holder of Registrable Securities with respect to liabilities arising from such registration statement other than as a result of information supplied in writing by such holder of Registrable Securities for inclusion therein.

          (e) Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration) if so requested by the underwriters managing the registered public offering.

          (f) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (g) The right of any holder of Registrable Securities to request a Piggyback Registration shall terminate, after the holders of Registrable Securities have had the opportunity to participate with respect to at least a majority of their Registrable Securities; provided however that if during a current Piggyback Registration the rights to any future Piggyback Registration would terminate because of this subparagraph (g), then the Company shall promptly notify all holders of Registrable Securities who have not previously participated in any Piggyback Registration that such termination will be triggered; provided further that, subject to the provisions of this Section 6, the Company shall include in such current Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 days after the receipt of the Company's notice.

          7.   Legend.  Each certificate evidencing Stockholder Shares and each
               ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          The securities represented by this certificate are subject to a Stockholders Agreement dated as of August 7, 1998, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration under the Securities Act or pursuant to an opinion of counsel, satisfactory to the Company, to the effect that an exemption from such registration is available.

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition of "Stockholder Shares" as defined in Section 10 hereof.

          8.   Transfer.  Prior to transferring any Stockholder Shares (other
               --------
than a Public Sale or a Sale of the Company) to any Person (including transfers by CHS to the Beneficiaries), the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the holders of Stockholder Shares a counterpart of this Agreement.

          9.   Other Covenants.
               ---------------

          (a)  Confidentiality.  Executive Stockholder acknowledges that the
               ---------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries (including those obtained while employed by the Company prior to the date of this Agreement) concerning the business or affairs of the Company, any of its Subsidiaries and their customers and vendors ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive Stockholder agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Executive Stockholder can demonstrate that the aforementioned matters have become generally known to and available for use by the public other than as a result of Executive Stockholder's acts or omissions. Executive Stockholder shall deliver to the Company at the termination of his employment period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control. The provisions of this subparagraph (a) shall continue in full force and effect after the termination of Executive Stockholder's employment for any reason whatsoever, whether voluntary or involuntary.

          (b)  Inventions and Patents. Executive Stockholder acknowledges that
               ----------------------
all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive Stockholder while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive Stockholder shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, (S) 301 et seq.
                                                                     -- ---
(1983), Executive Stockholder is hereby advised that this subparagraph (b) regarding the Company's ownership of intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Executive Stockholder's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive Stockholder for the Company.

          (c)  Non-Competition.
               ---------------

               (i) In consideration for the continued employment of each Executive Stockholder listed on Schedule I attached hereto (individually, a
                                     ----------
     "Schedule I Stockholder") as an employee-at-will after the date hereof and in order to preserve and protect the interests of the Company in the Confidential Information and Work Product, each Schedule I Stockholder agrees that it shall not, for a period starting on the date hereof and ending on the second anniversary of the date of Termination (the "Noncompete Period" for such Schedule I Stockholder), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, within any geographical area in which the Company or its Subsidiaries, during the term of Schedule I Stockholder's employment and at the time of such
     Schedule I Stockholder's termination of employment, as the case may be, engages or has current plans to engage.

               (ii) In consideration for the continued employment of each Executive Stockholder listed on Schedule II attached hereto (individually,
                                     -----------
     a "Schedule II Stockholder") as an employee-at-will after the date hereof and in order to preserve and protect the interests of the Company in the Confidential Information and Work Product, each Schedule II Stockholder agrees that it shall not, for a period starting on the date hereof and ending (i) in the case of a Subject Termination, on the second anniversary of such Subject Termination, or (ii) in the case of any termination other than a Subject Termination, on the date of such termination (in each such case, the "Noncompete Period" for such Schedule II Stockholder), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, within any geographical area in which the Company or its Subsidiaries, during the term of such Schedule II Stockholder's employment or, in the case of a Subject Termination, at the time of such termination, engages or has current plans to engage.

          (d)  Enforcement. If, at the time of enforcement of this Section 9 of
               -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The Executive Stockholders agree that money damages would not be an adequate remedy for any breach of this Section 9. Therefore, in the event a breach or threatened breach of this Section 9, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by any Executive Stockholder of this Section 9, the Noncompete Period shall be tolled with respect to such Executive Stockholder until such breach or violation has been duly cured. Each Executive Stockholder agrees that the restrictions contained in this Section 9 are reasonable.

          10.  Definitions.
               -----------

          "Affected Stockholder" has the meaning set forth in Section 11.
           --------------------

          "Affiliate" means, with respect to any Person, any other Person
           ---------
controlling, controlled by or under common control with such Person.

          "Approved Sale" has the meaning set forth in Section 4.
           -------------

          "Available Shares" has the meaning set forth in Section 2(b).
           ----------------

          "Beneficiaries" has the meaning set forth in Section 3(g).
           -------------

          "Board" has the meaning set forth in the preamble.
           -----

          "Cause" shall mean with respect to any Executive Stockholder:  (a) the
           -----
repeated failure on the part of such Executive Stockholder to perform such duties as are reasonably requested by the President (or, in the case of the President, the Board of Directors) of the Company; (b) gross negligence or willful misconduct on the part of such Executive Stockholder in the conduct of his or her duties with and/or failure to comply in any material respect with policies of, the Company or any Subsidiary; (c) a reasonable and good faith determination by the Board that such Executive Stockholder shall have committed any act of fraud or embezzlement against the Company, its Subsidiaries and/or their respective affiliates or any conviction or admission of a felony or offense involving dishonesty or moral turpitude; (d) willful, knowing or reckless unauthorized dissemination of Confidential Information; or (e) a material breach of any provision of this Agreement; provided, however, that with respect to clauses (a), (b) and (e) above, if such failure or breach is capable of cure, such failure or breach, as the case may be, shall not be deemed to constitute "Cause" unless such failure or breach remains uncured after the expiration of fifteen (15) days following delivery of written notice to such Executive Stockholder by the Board.

          "CHS" has the meaning set forth in the preamble.
           ---

          "CHSLP" has the meaning set forth in the preamble.
           -----

          "Common Stock" means the Company's Common Stock, par value $.01 per
           ------------
share.

          "Company" has the meaning set forth in the preamble.
           -------

          "Confidential Information" has the meaning set forth in Section 9.
           ------------------------

          "Executives" has the meaning set forth in the preamble.
           ----------

          "Executive Stockholders" means the Executives and any other employee
           ----------------------
of the Company or its Subsidiaries who may from time to time become a party to this Agreement.

          "Executive Stockholders Agreements" has the meaning set forth in the
           ---------------------------------
preamble.

          "Fair Market Value" means the fair market value as determined by the
           -----------------
Board in its good faith discretion; provided, however, that the Fair Market Value of a share of Preferred Stock shall be the Liquidation Value (as defined in the Company's Restated Certificate of Incorporation) of such share, plus all accrued and unpaid dividends thereon.

          "First Offer Available Shares" has the meaning set forth in Section 3.
           ----------------------------

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 15% of the Company's Common Stock on a fully-diluted basis voting capital stock (a "15% Owner"), who is not controlling, controlled by or under common control with any such 15% Owner and who is not the spouse or descendent (by birth or adoption) of any such 15% Owner or a trust for the benefit of such 15% Owner and/or such other Persons.

          "Investor" has the meaning set forth in the preamble.
           --------

          "Noncompete Period" has the meaning set forth in Section 9.
           -----------------

          "Offer Notice" has the meaning set forth in Section 3.
           ------------

          "Option Notice" has the meaning set forth in Section 2(c).
           -------------

          "Original Cost" means the consideration paid to the Company for a
           -------------
share of Common Stock (as adjusted for stock splits, stock combinations or other similar events); provided that for purposes hereof, the "Original Cost" of the Common Stock (i) issued pursuant to the Recapitalization Agreement, (ii) retained by the Executives in connection with the Recapitalization Agreement, and (iii) issued to any Executive pursuant to the Management Stock Agreement executed by any such Executive as of the date hereof, in each case shall mean $16.10 per share (as adjusted for stock splits, stock combinations or other similar events); provided further that the Original Cost of a share of Preferred Stock shall be the Liquidation Value (as defined in the Company's Restated Certificate of Incorporation) of such share, plus all accrued and unpaid dividends thereon.

          "Other Stockholders" has the meaning set forth in Section 5.
           ------------------

          "Permitted Transferee" has the meaning set forth in Section 2(c)
           --------------------
hereof.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Piggyback Registration" has the meaning set forth in Section 6.
           ----------------------

          "Preferred Stock" means the Company's 8% Cumulative Redeemable
           ---------------
Preferred Stock, par value $.01 per share.

          "Public Sale" means any sale of Stockholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Qualified Public Offering" means the sale in an underwritten public
           -------------------------
offering registered under the Securities Act of 1933, as amended, of shares of the Company's Common Stock: (i) at an offering price of at least $32.20 and (ii) having an aggregate offering value of at least $25 million.

          "Recapitalization Agreement" has the meaning set forth in the
           --------------------------
preamble.

          "Registrable Securities" has the meaning set forth in Section 6.
           ----------------------

          "Repurchase Closing" has the meaning set forth in Section 2(b).
           ------------------

          "Repurchase Option" has the meaning set forth in Section 2(b).
           -----------------

          "Repurchase Notice" has the meaning set forth in Section 2(b).
           -----------------

          "Sale Notice" has the meaning set forth in Section 5.
           -----------

          "Sale of the Company" means the sale of the Company to an Independent
           -------------------
Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Schedule I Stockholder" has the meaning set forth in Section 9(c).
           ----------------------

          "Schedule II Stockholder" has the meaning set forth in Section 9(c).
           -----------------------

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Selling Stockholders" has the meaning set forth in Section 5.
           --------------------

          "Stockholder Shares" means (i) any Common Stock purchased or otherwise
           ------------------
acquired by any Stockholder, (ii) any Common Stock issued directly or indirectly upon exercise of the

Warrant, (iii) any Preferred Stock purchased or otherwise acquired by any Stockholder and (iv) any equity securities issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds a Warrant shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon exercise of such Warrant, regardless of any restriction or limitation on the exercise thereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "Stockholders" has the meaning set forth in the preamble.
           ------------

          "Subject Termination" means (a) any voluntary resignation or
           -------------------
termination of employment by such Schedule II Stockholder, (b) any termination of such Schedule II Stockholder's employment due to disability or retirement, and (c) any termination by the Company of such Schedule II Stockholder's employment for Cause.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Supplemental Repurchase Notice" has the meaning set forth in Section
           ------------------------------
2(b).

          "Termination" has the meaning set forth in Section 2(b).
           -----------

          "Transfer" has the meaning set forth in Section 2(a).
           --------

          "Transferring Stockholder" has the meaning set forth in Section 3.
           ------------------------

          "Warrant" means the Contingent Stock Purchase Warrant issued to CHS on
           -------
the date hereof, in connection with the transactions contemplated by the Recapitalization Agreement which are exercisable into shares of Common Stock.

          "Work Product" has the meaning set forth in Section 9.
           ------------

          11.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least a majority of the Stockholder Shares, respectively; provided, that, no
                                                          --------  ----
modification, amendment or waiver of any provision of this Agreement which affects any Stockholder (the "Affected Stockholder") in a manner more adverse than such modification, amendment or waiver affects the other holders of Stockholder Shares shall be effective against such Affected Stockholder unless such modification, amendment or waiver is also approved in writing by such Affected Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Termination of Prior Agreements; Entire Agreement. The Company
               -------------------------------------------------
and each of Dennis Countryman, Michael Dawson, Robert Hickman, Leslie Jones, Pamela Russell and Thomas Laird agree that the Executive Stockholders Agreements are hereby terminated and shall have no further force or effect. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

          15.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          16.  Remedies.  The Company, the Investor, CHS and the Executives
               --------
shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Investor, CHS and any Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          17.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the signature pages hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

               Woods Equipment Company
               6944 Newburg Road
               Rockford, IL  61108
               Attention:  President

          18.  Governing Law.  The corporate law of the State of Delaware shall
               -------------
govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          19.  Business Days.  If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          20.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                               *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                                     WOODS EQUIPMENT COMPANY

                                     By: /s/ Thomas J. Laird
                                     ---------------------------------------
                                     Name:   Thomas J. Laird

                                     Its:    President and CEO


                                     MADISON DEARBORN CAPITAL
                                     PARTNERS II, L.P.

                                     By:  Madison Dearborn Partners II, L.P.
                                     Its: General Partner
By:  Madison Dearborn Partners, Inc.
                                     Its: General Partner

                                     By:  /s/ Paul R. Wood
                                     ---------------------------------------
                                     Name: Paul R. Wood

                                     Its: Vice President

                                     Address
                                     -------
                                     Three First National Plaza
                                     Suite 3800
                                     Chicago, IL 60602

                                     Number of Stockholder Shares
                                     ----------------------------

                                     Shares of Common Stock: 559,006.21

                                     Shares of Preferred Stock: 25,250.00

            [ADDITIONAL SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                          CODE, HENNESSY & SIMMONS L.L.C., AS
                                          TRUSTEE UNDER THE TRUST AGREEMENT
                                          DATED AS  OF AUGUST 7, 1998


                                          By: /s/ Peter M. Gotsch
                                          ---------------------------------
                                          Name:   Peter M. Gotsch

                                          Its:    Partner


                                          Address
                                          -------
                                          10 South Wacker Drive
                                          Suite 3175
                                          Chicago, IL 60606

                                          Number of Stockholder Shares
                                          ----------------------------

                                          Shares of Common Stock:

                                          Shares of Preferred Stock:

             [ADDITIONAL SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]




                              Executive's Signature


                              Name and Address of Executive
                              -----------------------------







                              Number of Stockholder Shares
                              ----------------------------

                              Shares of Common Stock:

                              Shares of Preferred Stock:

                                  SCHEDULE I
                                  ----------



Michael Carney
David Stephen Crider
David Ferguson
Mark Fryer
Thomas J. Laird
Steven E. Starrett
Steven M. Vandemore
Lawrence J. Weyers

                                  SCHEDULE II
                                  -----------

Dennis Countryman
Michael L. Dawson
Gary Eckhardt
Chuck Fordham
Charles Glass
Robert C. Hickman
Leslie C. Jones
Stephen Kewish
Bill Moore
Pamela Russell
Ron Tiller
Steve Voelker
Steve Wells
Gerald D. Johnson
Eric Ritchie
Shawn T. Cleary
Lee A. Horton
Gerald Jelen
David R. Koloszar
Steven A. Lind
Mark A. Miller